                               POWER OF ATTORNEY

     The undersigned constitutes and appoints Neil E. Jenkins, Richard D.
Pufpaf, and Ronald J. Knutson as the undersigned's true and lawful attorney-in-
fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, to sign any and all
Securities and Exchange Commission applications for EDGAR codes and statements of beneficial ownership of securities of Lawson Products, Inc. (the "Company")
on Forms 3, 4 and 5 as required under Section 16(a) of the Securities Exchange
Act of 1934, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, the Company and NASDAQ, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done under said Section 16(a), as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     A copy of this power of attorney shall be filed with the Securities and
Exchange Commission.  The authorization set forth above shall continue in full force and effect until the undersigned revokes such authorization by written instructions to the attorney-in-fact.

     The authority granted hereby shall in no event be deemed to impose or create any duty on behalf of the attorney-in-fact with respect to the undersigned's obligations to apply for EDGAR codes and file Forms 3, 4 and 5 with the Securities and Exchange Commission.

Dated: February 9, 2021

                                       /s/ Bianca Rhodes
                                       -----------------
                                       Bianca Rhodes